                                  EXHIBIT 12(b)

                    THE CLARIDGE HOTEL AND CASINO CORPORATION
                (Debtor-In-Possession effective August 16, 1999)

                       RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)

                                                 2000            1999           1998            1997             1996
                                                 ----            ----           ----            ----             ----
Income (loss) before income
  taxes and extraordinary items                $    516        (38,190)         (9,415)        (5,979)          (20,787)

Add:
  One-third of rent expense to
    Partnership deemed
    representative of interest                    8,587          8,009           8,791         10,185            12,854

  Interest expense                                   42          6,767          10,519         10,567             9,350

  Amortization of capitalized
    interest                                         57             57              57             57                28
                                               --------        -------          ------         ------            ------


Income (loss) as adjusted                      $  9,202        (23,357)          9,952         14,830             1,445
                                               ========        =======          ======         ======            ======


Fixed charges:
  One-third of rent expense to
    Partnership deemed
    representative of interest                 $  8,587          8,009           8,791         10,185            12,854

  Interest expense                                   42          6,767          10,519         10,567             9,350

  Capitalized interest                              -0-            -0-             -0-            -0-             1,069
                                               --------        -------          ------         ------            ------


Fixed charges                                  $  8,629         14,776          19,310         20,752            23,273
                                               ========        =======          ======         ======            ======

Ratio of earnings to fixed charges                 1.07             (a)             (a)           (a)                (a)
                                               ========        =======          ======         ======            ======

(a) Earnings in 1999, 1998, 1997 and 1996 were insufficient to cover fixed charges by $38,133,000, $9,358,000, $5,922,000, and $21,828,000, respectively.